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                                                                     EXHIBIT 4.3

                            ODYSSEY HEALTHCARE, INC.
            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

         THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of July 1, 1998, is made and entered into by and among (i) ODYSSEY HEALTHCARE, INC., a Delaware corporation (the "COMPANY"), (ii) RICHARD
R. BURNHAM, DAVID C. GASMIRE, DAVID W. CROSS, DAVID L. STEFFY, ROBERT H. CALLAND, THREE ARCH PARTNERS, L.P. and THREE ARCH ASSOCIATES, L.P. (said five individuals and said entities referred to individually as "FOUNDER" and collectively as "FOUNDERS"), (iii) CAPITAL RESOURCE LENDERS III, LP., a Delaware limited partnership ("CRL III") and CRP INVESTMENT PARTNERS III, L.L.C., a Delaware limited liability company ("CRP INVESTMENT" and, together with CRL III, the "NOTE PURCHASERS"), and (iv) the persons set forth on Schedule B hereto (such persons referred to individually as "INVESTOR" and collectively as "INVESTORS"). This Agreement amends, restates and supersedes the Amended and Restated Registration Rights Agreement dates as of February 12, 1997 by and among the Company, the founders and certain of the Investors.

                                    RECITALS

         WHEREAS, the Founders are the holders of an aggregate of 3,643,000 shares of Common Stock, $0.001 par value per share, of the Company;

         WHEREAS, the Company has previously issued and sold to certain of the Investors (i) 7,091,091 shares of Series A Convertible Preferred Stock, $0.001 par value per share, of the Company the "SERIES A CONVERTIBLE PREFERRED STOCK") pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of January 26, 1996 (the "SERIES A PURCHASE AGREEMENT") by and among the Company and certain of the Investors and (ii) 6,400,000 shares of Series B Convertible Preferred Stock, $0.001 par value per share, of the Company (the "SERIES B CONVERTIBLE PREFERRED STOCK") pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement dated as of February 12, 1997 ( the "SERIES B PURCHASE AGREEMENT") by and among the Company and certain of the Investors;

         WHEREAS, the Company has previously issued and sold to certain of the Investors (i) its convertible promissory notes in the aggregate principal amount of $1,500,000 and (ii) warrants (the "PREFERRED WARRANTS") for the purchase (subject to adjustment as provided therein) of an aggregate of 119,993 shares of Series B Preferred Stock, in each case pursuant to that certain Promissory Note and Warrant Purchase Agreement dated as of May 22, 1998 (the "BRIDGE NOTE PURCHASE AGREEMENT") by and among the Company, the Founders and certain of the Investors;

         WHEREAS, certain of the Investors propose to purchase an aggregate of 2,857,137 shares of Series C Convertible Preferred Stock, $0.001 par value per share, of the Company (the "SERIES C CONVERTIBLE PREFERRED Stock") pursuant to a certain Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "SERIES C PURCHASE AGREEMENT") by and among the Company and certain of the Investors;


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         WHEREAS, the Note Purchasers propose to purchase (i) 12.0% Senior
Subordinated Notes due 2005 in the aggregate principal amount of $12,000,000 from the Company and certain of its subsidiaries and (ii) Common Stock Purchase Warrants (the "NOTE WARRANTS") for the purchase (subject to adjustment as provided therein) of an aggregate of 1,943,520 shares of Common Stock, $0.001 par value per share of the Company, in each case pursuant to that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of the date hereof (the "NOTE PURCHASE AGREEMENT") among the Company and the Note Purchasers; and

         WHEREAS, as a condition precedent to the parties closing under the Series C Agreement and the Note Purchase Agreement, the parties have required that this Agreement be executed and delivery by the Company the Founders and the Investors.

         NOW, THEREFORE, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

                  "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company, as constituted as of the date of this Agreement.

                  "Conversion Shares shall mean (i) shares of Common Stock issued or issuable upon conversion of the Preferred Shares, (ii) the Note Warrant Shares and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or the security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of the shares referenced in clauses (i) and (ii) above.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Founders' Stock" shall mean all shares of Common Stock held by the Founders, except such shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) publicly sold pursuant to Rule 144 under the Securities Act, or (c) acquired by any person or entity which, by virtue of Section 13(a), is not entitled to the benefits of and rights conferred by this Agreement.

                  "Note Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Note Warrants issued pursuant to the Note Purchase Agreement.

                  "Preferred Shares" shall mean (i) the shares of Series A Convertible Preferred Stock issued pursuant to the Series A Purchase Agreement, (ii) the shares of Series B Convertible Preferred Stock issued pursuant to the Series B Purchase Agreement, (iii) the


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         shares of Series C Convertible Preferred Stock issued pursuant to the
         Series C Purchase Agreement, and (iv) the Preferred Warrant Shares.

                  "Preferred Warrant Shares" shall mean the shares of Series B Convertible Preferred Stock issued or issuable upon exercise of the Preferred Warrants issued pursuant to the Bridge Note Purchase Agreement.

                  "Registrable Stock" shall mean all shares of Restricted Stock and all shares of Founders Stock (and all shares of Common stock issued by the Company in respect of such shares).

                  "Registration Expenses" shall have the meaning set forth in
         Section 8 hereof.

                  "Restricted Stock" shall mean the Conversion Shares, excluding Conversion Shares which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (b) publicly sold pursuant to Rule 144 under the Securities Act, or (c) acquired by any person or entity which, by virtue of Section 13(a), is not entitled to the benefits of and rights conferred by this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall have the meaning set forth in Section 8 hereof.

         2. RESTRICTIVE LEGEND. Each certificate representing Preferred Shares, Conversion Shares or Founders' Stock, shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THE ISSUANCE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND THIS SECURITY MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION HAS BEEN REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Vinson & Elkins L.L.P. shall be satisfactory) the securities being sold thereby may be publicly sold without registration under the Securities Act.

         3. NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of any Registrable Stock (other than under the circumstances described in Sections 4, 5 or 6 hereof) the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accomplished by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Vinson & Elkins L.L.P. shall be satisfactory) to the effect that the proposed transfer


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may be effected without registration under the Securities Act, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners of the transferor (in the case of a transferor that is a corporation or partnership). Each certificate for Registrable Stock transferred as above provided shall bear the legend set forth in Section 2 hereof, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities
Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

         4. REQUIRED REGISTRATION. (a) At any time after the earlier of (i) six
(6) months after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, and (ii) the fourth anniversary of the date of this Agreement, the holders of Restricted Stock constituting at least sixty-six and two-thirds percent (66 2/3%) of the total shares of Restricted Stock then outstanding may request the Company to register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided that the minimum offering price of such Restricted Stock shall be at least $1,000,000. For purposes of this Section 4 and Sections 5, 6, 13(a) and 13(d), the term "Restricted Stock" shall be deemed to include (i) the number of shares of Restricted Stock which would be issuable to a holder of Preferred Shares upon conversion of all Preferred Shares held by such holder at such time, (ii) the number of shares of Restricted Stock which would be issuable, at such time, to a holder of Preferred Warrants upon the exercise of such Preferred Warrant and subsequent conversion of the Preferred Warrant Shares, and (iii) the number of shares of Restricted Stock which would be issuable, at such time, to a holder of Note Warrants upon the exercise of such Note Warrants, provided, however, that the only securities which the Company shall be required to register in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, a holder of Preferred Shares, Preferred Warrants, Preferred Warrant Shares or Note Warrants shall be entitled to sell such Preferred Shares, Preferred Warrants, Preferred Warrant Shares or Note Warrants to the Underwriters for conversion or exercise, as the case may be, and sale of the shares of Common Stock issued upon conversion or exercise thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within one hundred eighty (180) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to Sections 5 or 6 in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested; provided, further, that such one hundred eighty (180) day period may be extended for up to an additional sixty (60) days by a majority vote of both the Company's Board of Directors and the Company's shareholders.

                  (b) Following receipt of any notice under Section 4(a), the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and shall use its best efforts to register under the Securities Act, for public sale in accordance with


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the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within thirty (30) days after the giving of such notice by the Company). If such method of disposition shall be an underwritten public offering, the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of Restricted Stock to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this
Section 4 on two occasions only, provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.

                  (c) The Founders shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, Founders' Stock to be sold by the Founders for their own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. In such event, the number of shares of Founders' Stock to be registered on behalf of the Founders, if any, shall be computed as set forth in Section 4(e) below. At the time the Company shall give notice to the holders of Restricted Stock required by Section 4(b), it shall also give the same notice to the Founders, whereupon the Founders shall give written notice to the Company within thirty (30) days after receipt of such notice if they propose to dispose of any shares of Founders' Stock held by them pursuant to such registration, stating the number of shares of Founders' Stock to be disposed of by such Founder or Founders.

                  (d) The Company shall also be entitled in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. In such event, no shares of Common Stock shall be registered on behalf of the Company, as set forth in Section 4(e) below. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting holders pursuant to Section 4(a) until the completion of the period of distribution of the registration contemplated thereby.

                  (e) Whenever a registration requested pursuant to this Section 4 is for an underwritten public offering, only shares of Common Stock which are to be included in the underwriting may be included in the registration. Notwithstanding the provisions of Section 4(c) and 4(d), if the underwriter (or managing underwriter if there is more than one underwriter) determines that the marketing factors require a limitation of the total number of shares of


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Common Stock to be underwritten, then the number of shares to be included in the registration in the underwriting shall be allocated as follows:

                  Eighty-five percent (85%) among all holders who indicated to the Company their decision to distribute any of their Restricted Stock in accordance with the provisions of Sections 4(a) and 4(b) hereof through such underwriting, in proportion, as nearly as practicable, to the respective number of shares of Restricted Stock owned by such holders at the time of filing the registration statement. The remaining fifteen percent (15%) of shares of Common Stock to be included shall be allocated among the holders of Founders' Stock who have indicated to the Company their decision to distribute any of the Founders' Stock in accordance with Section 4(b) hereof through such underwriting, in proportion, as nearly as practicable, to the respective number of shares of Restricted Stock and Founders' Stock owned by such holders at the time of filing the registration statement.

         No stock excluded from the underwriting by virtue of the underwriter's marketing limitation shall be included in such registration. If any Founder disapproves of any such underwriting, such person may elect to withdraw therefrom by written notice to the holders of Restricted Stock and the underwriter (or managing underwriter if there is more than one underwriter). The securities so withdrawn from such underwriting shall also be withdrawn from such registration.

         Notwithstanding the foregoing, in any case other than a firm commitment underwritten initial public offering, the number of shares of Restricted Stock shall not be reduced if any shares are to be included in such underwriting for the account of any person other than the Company or requesting holders of Restricted Stock and in no event may less than one-fourth (1/4th) of the total number of shares of Common Stock to be included in such underwriting be made available for shares of Restricted Stock. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to holders of Registrable Stock.

         5. INCIDENTAL REGISTRATION. (a) If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to registered any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or their respective successors or another form not available for registering the Registrable Stock for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Stock of its intention so to do. Upon the written request of any such holder, received by the Company within thirty (30) days after the giving of any such notice by the Company, to register any of its Registrable Stock (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the


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opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, as provided for in Section 5(b).

                  (b) Whenever a proposed registration is for an underwritten public offering pursuant to this Section 5, only shares which are to be included in the underwriting may be included in the registration. Notwithstanding the provisions of Section 5(a), if the underwriter (or managing underwriter if there is more than one underwriter) determines that marketing factors require a limitation of the total number of shares of Common Stock to be underwritten or a limitation of the total number of shares of Registrable Stock to be underwritten, then the number of shares of Registrable Stock to be included in the registration in the underwriting shall be allocated as follows:

                  The Company shall be permitted to issue the maximum number of shares recommended by the underwriter (or managing underwriter if there is more than one underwriter). To the extent that the underwriter's marketing limitation on shares to be included in the offering permits additional shares to be offered, Founders' Stock and Restricted Stock shall be allocated among the holders of Founders' Stock and Restricted Stock who have indicated to the Company their decision to distribute any of the Founders' Stock or Restricted Stock through such underwriting, in proportion, as nearly as practicable, to the respective number of shares of Founders' Stock and Restricted Stock owned by such holders at the time of filing the registration statement.

         No stock excluded from the underwriting by virtue of the underwriter's marketing limitation shall be included in such registration. If any holder of Restricted Stock of Founders' Stock disapproves of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter (or managing underwriter if there is more than one underwriter). The securities so withdrawn from such underwriting shall also be withdrawn from such registration.

         6. REGISTRATION ON FORM S-3. If any time (i) a holder or holders of at least forty percent (40%) of the Preferred Shares, the Note Warrants, the Note Warrant Shares or Restricted Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on From S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and all Founders and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which may be requested and obtained under this
Section 6. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 6 within one hundred eighty (180) days after the effective date of a registration statement


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filed by the Company covering a firm commitment underwritten public offering in which the holders of the Restricted Stock shall have been entitled to join pursuant to Sections 4 or 5 in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested, provided, further, that such one hundred eighty (180) day period may be extended for up to an additional sixty (60) days upon the majority vote of both the Company's Board of Directors and shareholders.

         7. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 4, 5 or 6 to use its best efforts to effect the registration of any shares of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

                  (a) Prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) Furnish to each seller of Registrable Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                  (d) Use its best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Stock, or in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) Use its best efforts to list the Registrable Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) Immediately notify each seller of Registrable Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in


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effect, includes an untrue statement of a material fact required to be stated
therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (g) If the offering is underwritten and at the request of any seller of Registrable Stock, use its best efforts to furnish on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statements or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                  (h) Make available for inspection by each seller of Registrable Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         For purposes of Sections 4 and 5, but excluding Section 6, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby and one hundred eighty (180) days after the effective date thereof.

         In connection with each registration hereunder, the sellers of Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

         In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form


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and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         8. EXPENSES. All expenses incurred by the Company in complying with Sections 4, 5 or 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of one counsel for the sellers of Registrable Stock (who shall be selected by the selling holders of Restricted Stock), but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are called "Selling Expenses." The Company will pay all Registration Expenses in connection with all registration statements under Sections 4, 5 or 6.

         Notwithstanding the foregoing, if a registration statement pursuant to Sections 4 or 6 is withdrawn at the request of the stockholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to such holders after the date on which such registration was requested) and if such requesting stockholders elect not to have such registration counted as a registration requested under Section 4, the requesting stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of shares of Restricted Stock owned by them included in such registration statement.

         9. INDEMNIFICATION AND CONTRIBUTION. (a) to the extent permitted by law, the Company will indemnify and hold harmless each holder of Registrable Stock (a "Holder"), any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act Securities, any state securities law or any rule or regulation promulgated under the Securities Act, or the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this Section 9(n) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by that counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

                  (d) if the indemnification provided for in this Section 9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         10. CHANGES IN COMMON STOCK, NOTE WARRANT SHARES OR PREFERRED SHARES. If, and as often as, there is any change in the Common Stock, the Note Warrant Shares or the Preferred Shares by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock, the Note Warrant Shares or the Preferred Shares as so changed.

         11. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Stock to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to each holder of Registrable Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Stock without registration.

         12. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

                  (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of the law, any order of any court or other agency of government, the Certificate of Incorporation, as amended, or By-Laws, as amended, of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation of imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         13. MISCELLANEOUS.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Company, each of the Founders, and each of the Investors (including without limitation transferees of any Preferred Shares, Preferred Warrants, Preferred Warrant Shares, Note Warrants, Note Warrant Shares or Restricted Stock), whether so expressed or not, provided, however, that in the event the number of transferees becomes excessive, as reasonably determined by the Company, the Company may request that the transferees appoint a single representative to act on their behalf and to receive all notices which any or all of them are entitled to receive pursuant to this Agreement; and further provided that registration rights conferred herein on the holders of Preferred Shares, Preferred Warrants, Preferred Warrant Shares, Note Warrants, Note Warrant Shares or Restricted Stock shall only inure to the benefit of a transferee of Preferred Shares, Preferred Warrants, Preferred Warrant Shares, Note Warrants, Note Warrant Shares or Restricted Stock if (i) there is transferred to such transferee at least 25% of the sum of the total shares of Restricted Stock originally issued pursuant to the Series A Purchase Agreement, Series B Purchase Agreement, Series C Purchase Agreement, Bridge Note Purchase Agreement or Note Purchase Agreement, as the case may be, to the direct or indirect transferor of such transferee or (ii) such transferee is a partner, shareholder or affiliate of a party hereto. Successor, assigns and transferees of Founders shall be bound by and entitled to benefit from this Agreement only if such successor, assignee or transferee acquires shares of Founders' Stock by (i) any transfer of Founders' Stock by a Founder by gift or bequest or through inheritance to, or for the benefit of any member or members of Founder's immediate family; (ii) any transfer of Founder's Stock by a Founder to a trust in respect of which said Founder serves as a trustee, provided that the trust instrument governing said trust shall provide that such Founder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Founders' Stock until the termination of this Agreement; (iii) any sale or transfer of Founders' Stock to the Company; or (iv) any sale or transfer of Founders' Stock by a Founder to an affiliate or partner of such Founder.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed return receipt requested, postage prepaid or telecopied in the case of non-U.S. residents addressed as follows:

                  If to the Company, a Founder or any Investor at the address of such party as set forth on Schedule A or Schedule B to this Agreement;

                  If to any subsequent holder of Preferred Shares, Preferred Warrants, Preferred Warrant Shares, Note Warrants, Note Warrant Shares, Restricted Shares or Founders' Stock to it at such address as may have been furnished to the Company in writing by such holder;

                  or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Preferred Warrants, Note Warrants, Note Warrant Shares, Restricted Stock or Founders' Stock) or to the holders of Registrable Stock (in the case of the Company) in accordance with the provisions of this paragraph.

                  (c) This Agreement shall be governed by and construed in accordance with the intentional laws of the State of Texas.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Restricted Stock; provided, however, that if and to the extent that any such amendment, modification or waiver would disproportionately negatively affect or be disproportionately detrimental to the interests or rights of the Founders, such amendment, modification or waiver shall require the prior approval of a majority of the holders of shares of Common Stock then held by the Founders. Any amendment, modification or waiver by the holders of sixty-six and two-thirds percent (66 2/3%) of the shares of Restricted Stock shall be effective with respect to all holders of Restricted Stock. Any amendment, modification or waiver by a majority of the holders of Common Stock then held by the Founders shall be effective with respect to all Founders.

                  (e) [RESERVED.]

                  (f) The obligations of the Company to register shares of Restricted Stock and Founders' Stock under Section 4, 5, or 6 shall terminate on the earlier of: (i) the eighth anniversary of the date of this Agreement or (ii) at such times as the holders of Registrable Stock may sell such shares pursuant to Rule 144 without regard to Paragraph (k) thereof.

                  (g) Each holder of Registrable Stock who is a party to this Agreement shall agree not to sell publicly any shares of Registrable Stock or other shares of Common Stock (other than shares of Registrable Stock or other shares of Common Stock being registered in such offering) without the consent of such underwriters, until one hundred eight (180) days following the effective date of the registration statement relating to the Company's initial underwritten public offering, provided that said one hundred eighty (180) day period may be extended for up to an additional sixty (60) days upon the majority vote of both the Company's Board of Directors and the Company's shareholders. All persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering and all executive officers and directors of the Company shall have agreed not to sell publicly their Common Stock under circumstances pursuant to the terms set forth in this Section 13(g).

                  (h) Notwithstanding the provisions of Section 7(a), the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed ninety (90) days in any 24-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed or if at the time of any request to register Registrable Stock pursuant to Section 4 or Section 6 the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which holders of Registrable Stock may include Registrable Stock pursuant to Section 5.

                  (i) Each holder of Registrable Stock included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (j) The Company shall not grant to any third party any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remains in effect, without the consent required by Section 13(d), and provided further, that no consent of the Founders shall be required in such event withstanding Section 13(d) if such registration rights are granted in connection with a bona fide financing of the Company.

                  (k) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable to any other provision of this Agreement and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (l) This Agreement may be executed in two or more counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument. A facsimile transmission of a signature hereto shall be deemed for all purposes to be an original signature.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.



         COMPANY:              ODYSSEY HEALTHCARE, INC.


                               By: /s/ Richard R. Burnham
                                  ----------------------------------------------
                                  Richard R. Burnham, President



         FOUNDERS:                 /s/ Richard R. Burnham
                               -------------------------------------------------
                               Richard R. Burnham


                                   /s/ David C. Gasmire
                               -------------------------------------------------
                               David C. Gasmire


                                   /s/ David S. Steffy
                               -------------------------------------------------
                               David L. Steffy


                                   /s/ David W. Cross
                               -------------------------------------------------
                               David W. Cross


                                   /s/ Robert H. Calland
                               -------------------------------------------------
                               Robert H. Calland


                               THREE ARCH PARTNERS, L.P.


                                   /s/ Mark Wan
                               -------------------------------------------------
                               By Three Arch Management, L.P.,
                               Its General Partner


                               THREE ARCH ASSOCIATES, L.P.


                                   /s/ Mark Wan
                               -------------------------------------------------
                               By Three Arch Management, L.P.,
                               Its General Partner

INVESTORS:                     THREE ARCH PARTNERS, L.P.



                                   /s/ Mark Wan
                               ----------------------------------------------
                               By Three Arch Management, L.P.,
                               Its General Partner



                               THREE ARCH ASSOCIATES, L.P.



                                   /s/ Mark Wan
                               ----------------------------------------------
                               By Three Arch Management, L.P.,
                               Its General Partner



                               WEISS, PECK & GREER VENTURE
                                 ASSOCIATES III, L.P.,
                               By WPG Venture Partners III, L.P.,
                               General Partner



                               By  /s/ Ellen M. Feeney
                                  -------------------------------------------
                                 Ellen M. Feeney, General Partner



                               WPG ENTERPRISE FUND II, L.P.
                               By WPG Venture Partners III, L.P.,
                               General Partner



                               By  /s/ Ellen M. Feeney
                                  -------------------------------------------
                                 Ellen M. Feeney, General Partner

                               OAK INVESTMENT PARTNERS VI,
                               LIMITED PARTNERSHIP


                               By  /s/ Ann Lamont
                                  ----------------------------------------------
                                  Ann Lamont, Managing Member of Oak
                                  Associates VI, LLC, the General Partner of Oak Investment Partners VI, Limited Partnership



                               OAK VI AFFILIATES FUND, LIMITED
                               PARTNERSHIP


                               By  /s/ Ann Lamont
                                  ----------------------------------------------
                                  Ann Lamont, Managing Member of Oak
                                  Associates VI, LLC, the General Partner of Oak Investment Partners VI, Limited Partnership



                               COLLINSON HOWE VENTURE
                               PARTNERS, INC.


                               By  /s/ Jeffrey J. Collinson
                                  ----------------------------------------------
                                  Jeffrey J. Collinson, President



                               HIGHLAND CAPITAL PARTNERS III
                               LIMITED PARTNERSHIP

                               By Highland Management Partners III
                               Limited Partnership, its General Partner


                               By  /s/ Wycliffe K. Grousbeck
                                  ----------------------------------------------
                                  General Partner

                               HIGHLAND ENTREPRENEURS' FUND III
                               LIMITED PARTNERSHIP

                               By HEF III, LLC, its General Partner


                               By  /s/ Wycliffe K. Grousbeck
                                  ----------------------------------------------
                                  Wycliffe K. Grousbeck, Member


                               LIFE SCIENCE ENTREPRENEUR FUND


                               By  /s/ Brian C. Cunningham
                                  ----------------------------------------------
                                  Brian C. Cunningham, Administrative Partner


                                   /s/ Bradley J. Velie
                                  ----------------------------------------------
                                  Bradley J. Velie


                               CAPITAL RESOURCE LENDERS III, L.P.

                               By Capital Resource Partners III, L.L.C.
                                  Its General Partner


                               By  /s/ Alexander McGrath
                                  ----------------------------------------------


                               CRP INVESTMENT PARTNERS III, L.L.C.


                               By /s/ Alexander McGrath
                                  ----------------------------------------------